Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement on Form S-3 (Registration No. 333-264801) of Clover Health Investments, Corp.;
2.Registration Statement on Form S-8 (Registration No. 333-254947) pertaining to the 2020 Equity Incentive Plan of Clover Health Investments, Corp., 2020 Employee Stock Purchase Plan, of Clover Health Investments, Corp. and the Amended and Restated 2014 Equity Incentive Plan of Clover Health Investments, Corp.;
3.Registration Statement on Form S-8 (Registration No. 333-263401) pertaining to the registration of additional shares of Class A common stock under the 2020 Equity Incentive Plan of Clover Health Investments, Corp. and 2020 Employee Stock Purchase Plan, of Clover Health Investments, Corp.;
4.Registration Statement on Form S-8 (Registration No. 333-270395) pertaining to the registration of additional shares of Class A common stock under the 2020 Equity Incentive Plan of Clover Health Investments, Corp. and the 2020 Employee Stock Purchase Plan, of Clover Health Investments, Corp. and
5.Registration Statement on Form S-8 (Registration No. 333-263403) pertaining to the 2022 Inducement Award Plan of Clover Health Investments, Corp.
of our reports dated March 3, 2025, with respect to the consolidated financial statements of Clover Health Investments, Corp. and the effectiveness of internal control over financial reporting of Clover Health Investments, Corp. included in this Annual Report (Form 10-K) of Clover Health Investments, Corp. for the year ended December 31, 2024.
/s/ Ernst & Young LLP
New York, New York
March 3, 2025